UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2018

BRIGHTCOVE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35429	20-1579162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Congress Street, Boston, MA (Address of principal executive offices)	02210 (Zip Code)

Registrant’s telephone number, including area code (888) 882-1880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers.

(b) Resignation of Kevin Rhodes

On April 30, 2018, Kevin Rhodes notified Brightcove Inc. (the “Company”) of his intention to resign as the Chief Financial Officer and Principal Financial Officer of the Company to pursue a new professional opportunity. On May 3, 2018, Mr. Rhodes resigned as the Chief Financial Officer and Principal Financial Officer. Mr. Rhodes’ resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Rhodes is expected to continue to provide services to the Company as an employee until May 31, 2018.

(c) Election of Robert Noreck as Executive Vice President, Chief Financial Officer and Principal Financial Officer

The Board elected Robert Noreck as Executive Vice President, Chief Financial Officer and Principal Financial Officer of the Company, effective on May 3, 2018.

Robert Noreck, 42, has served as our Senior Vice President, Finance and Sales Operations since July 2017. From October 2013 through May 2016, Mr. Noreck served as our Vice President, Finance. From January 2011 through September 2013, Mr. Noreck served as our Director, Financial Planning and Analysis. From June 2016 through January 2017, Mr. Noreck served as the Executive Vice President, Finance for FloSports, Inc., a provider of live digital sports and original content. Mr. Noreck holds a B.S. in Finance from Binghampton University and an MBA from the F.W. Olin School of Business at Babson College.

In connection with Mr. Noreck’s election as Executive Vice President, Chief Financial Officer and Principal Financial Officer, Mr Noreck’s compensation will include, among other things: (i) a base salary of $300,000; (ii) target annual incentive compensation of $150,000; and (iii) additional severance and change in control benefits contingent upon Mr. Noreck’s agreeing to a general release of claims in favor of the Company following termination of employment. In addition, in connection with his election Mr. Noreck will be granted an option to purchase 40,000 shares of the Company’s common stock, and an additional award of 45,000 restricted stock units, each unit representing the right to acquire one share of the Company’s common stock. Mr. Noreck’s stock option award will vest over a period of four years, with 25% of the shares subject to the option vesting one year following the vesting commencement date and the remainder vesting in equal annual installments for three years thereafter, subject to Mr. Noreck’s continued employment with the Company on the applicable vesting date. Mr. Noreck’s restricted stock unit award will vest over a period of four years, subject to achievement of certain performance metrics, which must be achieved within four years of the grant date. The Company expects the grant date of these awards to be on or around May 10, 2018. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement filed herewith as Exhibit 99.1 and incorporated by reference herein.

The Company will also enter into an indemnification agreement with Mr. Noreck in connection with his election, which will be in substantially the same form as that entered into with the other executive officers of the Company and is incorporated herein by reference.

There are no family relationships between Mr. Noreck and any director or executive officer of the Company, and other than as described in this Item 5.02, Mr. Noreck has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On May 3, 2018, the Company issued a press release announcing that Robert Noreck has been named Executive Vice President and Chief Financial Officer and Mr. Rhodes’ resignation from the Company. A copy of the press release is furnished as Exhibit 99.2 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Employment Agreement dated May 3, 2018, by and between the Company and Robert Noreck.

99.2	Press Release of Brightcove Inc., dated May 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brightcove Inc.

Date: May 4, 2018	By:	/s/ Jeff Ray
Jeff Ray Chief Executive Officer